Press Release
Exhibit 99.1
Company Contact:
Michael J. Fitzpatrick
Chief Financial Officer
OceanFirst Financial Corp.
Tel: 732.240.4500, ext. 7506
Email: MFitzpatrick@oceanfirst.com

OCEANFIRST FINANCIAL CORP.
Announces Filing of Form 12b-25

RED BANK, NEW JERSEY, MARCH 1, 2019….OceanFirst Financial Corp. (Nasdaq: “OCFC”), (the “Company”), the holding company for OceanFirst Bank N.A., announced today it has filed a Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission for an extension to file the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Form 10-K”).
In the fourth quarter of 2018, management identified an issue in internal control related to ineffective information technology general controls (“ITGCs”) in the areas of user access and the completeness and accuracy of critical file maintenance reports related to certain information technology (“IT”) systems that support the Company’s financial reporting processes. As a result, certain of the Company’s business process controls (automated and manual) that are dependent on the affected ITGCs were also deemed ineffective because they could have been adversely impacted. Management has determined that this issue is a material weakness in internal control.
Based on the substantive procedures completed by the Company to date, which are described below, the material weakness has not resulted in any identified misstatements to the financial statements, and there have been no changes to previously released financial results.
The Company believes that the control deficiencies were a result of system access that enabled certain employees to serve in multiple capacities in order to best serve customers. While certain compensating and process level controls were in place, validation procedures surrounding the completeness and accuracy of critical file maintenance reports proved insufficient to fully mitigate the risks that resulted from the manner in which access was granted.
As a result of the identification of the material weakness, the Company is in the process of completing certain substantive procedures to ensure the completeness and accuracy of critical file maintenance reports with respect to the impacted IT system for the year ended December 31, 2018, as well as a detailed integrity review of certain data elements subject to conflicting access privileges.
Remediation efforts have begun; the material weakness, however, will not be considered remediated until the applicable controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. The Company expects that the remediation of this material weakness will be completed during 2019.
The Company expects to file its Form 10-K subject to the above extension, which gives the Company an additional 15 days to file the Form 10-K (that is, on or prior to March 18, 2019) and still be deemed to have been a timely filer.
OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $8.0 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City. OceanFirst Bank delivers commercial and residential financing solutions, wealth management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements
In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.